SCHEDULE 14A/DEF INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the
                 Securities Exchange Act of 1934
                      --------------------

                 Filed by the Registrant {X}
          Filed by a Party other than the Registrant { }
                      --------------------


Check the appropriate box:
{ } Preliminary Proxy Statement
{ } Confidential, for Use of the Commission Only (as
permitted by Rule 14a-6(e)(2))
{X} Definitive Proxy Statement
{ } Definitive Additional Materials
{ } Soliciting Material Pursuant toss.240.14a-12
                       --------------------


                          CALA CORPORATION
         -------------------------------------------------
          (Name of Registrant as Specified in its Charter)

             ------------------------------------------
                (Name of Person(s) Filing Proxy Statement
                      if other than the Registrant)

                           --------------------


Payment of Filing Fee (Check the appropriate box):
-------------------------------------------------

{X} No fee required.
{ } Fee computed on table below per Exchange Act Rules 14a-6(i)
(1) and 0-11.

   (1) Title of each class of securities to which transaction applies:
   (2) Aggregate number of securities to which transaction applies:
   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
   (4) Proposed maximum aggregate value of transaction:
   (5) Total fee paid:
                         --------------------

{ } Fee paid previously with preliminary materials.
{ } Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:
    (2) Form, Schedule or Registration Statement No.:
    (3) Filing Party:
    (4) Date Filed:







                                 CALA CORPORATION
                                  13 Main Street
                           Titusville, Florida 32796





June 6, 2006


To the Shareholders of Cala Corporation:

	The 2006 Annual Meeting of Shareholders
of Cala Corporation will be held at the corporate office, located at 13 Main Street, Titusville, Florida
32796, on Monday, July 31, 2006 at 5:00 p.m. You are invited to attend the meeting, and we hope you will be able to do so. At the meeting, we will have the opportunity to discuss the Company's financial performance during 2005, and our future plans and expectations.

	Whether or not you now plan to attend the Annual Meeting, you are urged to sign, date and mail the enclosed proxy and return it in the enclosed envelope at your earliest convenience.
Regardless of the size of your holding, it is important that your shares be represented. If you attend the Annual Meeting, you may withdraw your proxy and vote in person.

	Sincerely,



	Joseph Cala
	Chairman and Chief Executive Officer









                            CALA CORPORATION
                             13 Main Street
                         Titusville, Florida 32796


NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

	Notice is hereby given that the Annual Meeting of Shareholders of Cala Corporation will be held at the corporate office, located at 13 Main
Street, Titusville, Florida at 5:00 p.m. local time, for the following purposes:

	1. To elect 4 directors to serve until the next A nnual Meeting of Shareholders and until their successors are duly elected and qualified;
	2. To ratify the appointment of auditors for the ensuing year;
	3. To approve an increase in the number of outstanding shares of common stock from 200 million to 500 million for merger and acquisitions.
	4. To transact such other business as properly may be brought before the meeting or any adjournment or postponement thereof.

	The Board of Directors has fixed the close of business on June 16, 2006 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

PLEASE PROMPTLY SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE PROVIDED.

    By Order of the Board of Directors



   Joseph Cala
   Chairman and Chief Executive Officer

   June 8, 2006










                     CALA CORPORATION
                      13 Main Street
                  Titusville, Florida 32796



	                PROXY STATEMENT

GENERAL INFORMATION

	This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Cala Corporation for use at the Annual Meeting of Shareholders to be held on July 31, 2006 and at any adjournment or postponement thereof (the "Annual Meeting"). Shareholders may submit their proxies by signing, dating, and returning the enclosed proxy with the procedures set forth in the enclosed proxy. A proxy may be revoked at any time prior to its exercise by a written revocation bearing a later date than the proxy and filed with the Secretary of Cala Corporation, by submission of a later-dated proxy or by voting in person at the Annual Meeting.
	Only shareholders of record at the close of business on April 17, 2006 are entitled to notice of and to vote at the Annual Meeting. On that date, Cala Corporation had outstanding 197,283,396 million shares of common stock with $.05 par value, each of which is entitled to one vote. Provided a quorum is present, the affirmative vote of a majority of the shares of Cala Corporation common stock represented at the Annual Meeting, in person or by proxy, will be necessary for the election of directors, the ratification of the appointment of auditors and the approval of the amendment to the Cala Corporation and the approval of the increase in the number of outstanding shares of common stock from 200 million to 500 million in order to purchase a large business with good cash flow as well as net profits. Abstentions and broker non-votes will be included for purposes of determining a quorum at the Annual Meeting. Broker non votes will have the same effect as a vote to withhold authority in the election of directors, and abstentions and broker non votes will have the same effect as a vote against the ratification of auditors and against the approval of the increase in outstanding shares.
	Following the original mailing of proxy soliciting material, officers, employees and directors of Cala Corporation may, without additional compensation, solicit proxies by appropriate means, including by mail, telephone, telecopy and personal interview. Arrangements also will be made with brokerage houses and other custodians, nominees and fiduciaries that are record holders of Cala Corporations common stock to forward proxy soliciting material to the beneficial owners of such stock, and Cala Corporation will reimburse such record holders for their reasonable expenses. Cala Corporation has retained the firm of Corporate Stock
Transfer to assist in the solicitation of proxies.
	This Proxy Statement and the enclosed proxy are being mailed to shareholders, and are being made available on the Internet at www.undersearesort.com, on or about June 16, 2006.


ELECTION OF DIRECTORS

	Directors will be elected at the Annual Meeting to serve until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified. There is no cumulative voting in the election of directors.
	Nominees. The nominees of the Board of Directors are the three persons named below. One of the nominees, Joseph Cala, is currently a member of the Board of Directors. The Board has reviewed each of its nominees and has determined that all directors, with the exception of Joseph Cala, who is the Chief Executive Officer of Cala Corporation, are independent under NASDAQ rules. The Board of Directors has no reason to believe that any nominee will be unable to serve. However, if any nominee or nominees should decline or become unable to serve for any reason, shares represented by the accompanying proxy will be voted for such other person or persons as the Board of Directors may nominate.



     The following sets forth the name, age, and principal occupation of each person nominated by the Cala Corporation board, their positions with Cala Corporation and business experience during at least the last five years, and the year each first was elected or appointed a director:


Principal occupation, information as to other positions with Cala
Corporation,





 Name                   Director and Directorships

Joseph Cala is the founder,
Chairman and CEO of Cala Corporation, dba UnderSea Resort and Cala Dining. Mr. Cala is also the co owner of Hydrogen Future Company, which has developed innovative refueling stations for hydrogen fuel cell cars. This technology can also be used on board the UnderSea. He has been involved with numerous global investment and equity owners such as the Mitsui Trust & Fudusan of Tokyo, Blackstone Group, Helekulani Resort of Honolulu, Industrial Bank of Japan, Grand Wailea Resort of Maui, and Mellon Mortgage & Investment of Los Angeles. Mr. Cala was also a personal advisor to the founder of Sony, Mr. Morita. Due to his international upbringing and education, Mr. Cala speaks over six foreign languages.


Gabriele Davanzante is President of Cala Dining a subsidiary of Cala Corporation. Mr. Davanzante has been in the hospitality business for over 20 years and his knowledge in the culinary service is unsurpassed. In addition, Mr. Davanzante worked in some of the finest establishments in Italy.


Michael Chevalier is a developer in Palm Spring, California. In addition, he works as an Engineer for the California rail road system. Mr. Chevalier has been involved with the development of a unique home design that consists of pre-fabricated material being used in custom made buildings. Mr. Chevalier is a teacher of how to build your dream home at a minimum cost, to first time home buyers.

Larry S. Pfautsch is Vice President of Corporate Communications for American Century Investments, a $100 billion asset manager based in Kansas City, Mo. Previously, Mr. Pfautsch was a Partner and Senior Vice President with the international communications and public relations firm of Fleishman Hillard, Inc., where he was a member of the financial communications, investor relations, and corporate reputation management practice groups. He began his career as a newspaper reporter and editor and later worked in corporate communications for a major building materials retailer. He is a U.S. Army veteran a longtime member of the International Association of Business Communicators.





PROPOSAL TO INCREASE THE NUMBER OF OUTSTANDING SHARES

Subject to shareholder approval, the number of outstanding shares will be increased to 500 million. This increase is proposed in order to retire outstanding debt for continued expenditures in the operations of the company and for development of the Undersea Resort. The proposal is also necessary for ongoing discussions regarding financing options with investment banking firms. Following is the break down by category of outstanding debt that will be retired with the payment of shares:


Accrued salary for Joseph Cala through         12/31/05                         $   98,150
Outside Service for Sue Shatanof               12/31/05                         $   10,000
Outside Service for Gabriele Davanzante        12/31/05                         $   10,000
Business Acquisition                           12/31/05                         $8,000,000




CERTAIN INFORMATION CONCERNING THE BOARD OF DIRECTORS
AND ITS COMMITTEES

	The Board of Directors held three meetings during 2005.
All directors were present for 75 percent or more of the total number of meetings of the Board of Directors.





Compensation Committee

	The Board plans to elect Larry Pfautsch,
Gabriele Davanzante and Michael Chevalier to the Compensation Committee. The functions of the Compensation Committee are to review annually the performance of the President and of the other principal officers whose compensation is subject to the review and recommendation by the Compensation Committee to our Board of Directors. Additionally, the Compensation Committee is to review compensation of outside directors for service on our Board of Directors and for service on committees of our Board of Directors, and to review the level and extent of applicable benefits provided by us with respect to automobiles, travel, insurance, health and medical coverage, stock options and other stock plans and benefits.




DIRECTOR COMPENSATION

	Cala Corporations nonemployee Directors receive
$1,000 per day for each Board meeting attended and reimbursement for out-of-pocket expenses incurred in attending Board of Directors meetings.

EXECUTIVE COMPENSATION

	The following table discloses, for the years ending
December 31, 2005 and 2006, certain compensation paid to Cala Corporations Chief Executive Officer, whose total compensation in 2005 and 2006 exceeds $300,000.00. No other executive officer of Cala Corporation earned more than $250,000.00 during the fiscal years ended
December 31, 2005 and 2006.


Name and position	Year	Salary	 Restricted Stock Awards   Compensation

Joseph Cala		2005   $300,000	         None                $300,000
CEO and Chairman	2006   $300,000	         None		     $300,000
of the Board



SECURITY OWNERSHIP OF CERTAIN SHAREHOLDERS

	The following table lists the names and addresses of the only shareholders known by Cala Corporation to have owned beneficially more than five percent of Cala Corporations common stock outstanding on April 17, 2006, the number of shares they beneficially own, and the percentage of outstanding shares such ownership represents.
Such shareholders have sole voting and dispositive power over shares they beneficially own.


Name and Address		Amount of		Percent of
of Beneficial Owner	  Beneficial Ownership           Class

Joseph Cala			99,042,405	          50.04%





CERTAIN INFORMATION REGARDING DIRECTORS AND EXECUTIVE OFFICERS

	Security Ownership of Directors and Executive Officers. The following table shows the number of shares of Cala Corporation common stock beneficially owned as of April 17, 2006 by each director and nominee, by each executive officer and, if at least one-tenth of one percent, the percentage of outstanding shares such ownership represents. Except as indicated, directors, nominees and executive officers have sole voting and dispositive power over shares they beneficially own.





Name		Amount of Beneficial Ownership	Percent of class

Joseph Cala		  99,042,405		      50.04%

Gabriele D'Avamzamte	     100,000		      .0005%

Michael Chevalier		 0.0       	        0.0

Larry Pfautsch             3,000,000                  .0015%




EXECUTIVE CODE OF ETHICS

	As members of the management team of Cala Corporation, we are uniquely capable and empowered to ensure that all shareholders interest are appropriately balanced, protected, and preserved. This code provides principles to which management is expected to adhere and advocate. They embody rules regarding individual and peer responsibilities, as well as responsibilities to employers, the public, and our shareholders.

All members of the management team of Cala Corporation will:

	1. Act with honesty and integrity, avoiding actual or apparent conflicts of interest in personal and professional relationships.
	2. Provide information as appropriate to others that is accurate, complete, objective, relevant, timely, and understandable.
	3. Exert their best efforts to comply with rules and regulations of federal, state, and local governments, and other appropriate private and public regulatory agencies.
	4. Act in good faith, responsibly, and with due care, competence, and diligence, without misrepresenting material facts or allowing one's independent judgment to be subordinated.
	5. Respect the confidentiality of information acquired in the course of ones work except when authorized or otherwise legally obligated to disclose. Confidential information acquired in the course of ones work will not be used for personal advantage.
	6. Share knowledge and maintain skills important and relevant to the needs of Cala Corporation and its stockholders.
	7. Proactively promote ethical behavior as a responsible partner among peers, in the work environment, and in the community.
	8. Achieve responsible use of and control over all assets and resources employed or entrusted.

	All members of the management team of Cala Corporation are accountable for adherence to this Code. In that regard, prompt internal reporting of violations of the Code should be made to the Company's Chief Executive Officer. Adopted by management of Cala Corporation on January 3, 2006,to be approved by the new Board of Directors.

	Section 16(a) Beneficial Ownership Reporting Compliance.
Section 16(a) of the Securities Exchange Act of 1934
(the Exchange Act) requires Cala Corporation's directors and executive officers, and person who own more than 10 percent of its common stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. Cala Corporation believes that during fiscal 2005, its directors and executive officers filed all reports required to be filed under
Section 16(a) on a timely basis.


OPTION/SAR GRANTS IN LAST FISCAL YEAR : Cala Corporation has no stock option program.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTS

	The independent public accounting firm utilized by Cala Corporation during the fiscal year ended December 31, 2005 was George Brenner, C.P.A. (the Auditors). We presently contemplate that the Auditors will be retained as our principal accounting firm throughout the fiscal year ending December 31, 2006. We anticipate that a representative of the Auditors will attend the Annual Meeting for the purpose of responding to appropriate questions. At the Annual Meeting, a representative of the Auditors will be afforded an opportunity to make a statement of the Auditors so desire.



PROPOSALS BY SHAREHOLDERS

	Any shareholder desiring to have a proposal included in our proxy statement for our 2007 Annual Meeting must deliver such proposal (which must comply with the requirements of Rule 14a8 promulgated under the Securities Exchange Act of 1934) to our principal executive officers no later than December 31, 2006.

OTHER MATTERS

	Our Board of Directors is not presently aware of any matters to be presented at the meeting other than those described above. However, if other matters properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote said proxy on such matters in accordance with their judgment.

ANNUAL REPORT

	A copy of our 2005 Annual Report to Shareholders which includes our financial statements for the fiscal year ended December 31, 2005 was mailed with this Notice and Proxy Statement on or about June 16, 2006 to all shareholders of record on June 16, 2006.
We will provide our complete Annual Report on Form 10K at no charge to any requesting person.

      CALA CORPORATION


     Joseph Cala
    Chairman and CEO

    Titusville, Florida
    June, 8 2006





                            CALA CORPORATION
                             13 Main Street
                        Titusville, Florida 32796

ANNUAL MEETING DATE July 31, 2006
THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS

The undersigned shareholder of Cala Corporation (the Company), an Oklahoma Corporation, hereby constitutes and appoints Joseph Cala proxy, with full power of substitution, for and on behalf of the undersigned to vote, as designated below, according to the number of shares of the Companys $0.05 par value common stock held of record by the undersigned on April 17, 2006, and as fully as the undersigned would be entitled to vote if personally present, at the Annual Meeting of Shareholders to be held at the corporate office, located at 13 Main Street, Titusville, Florida 32796 on July 31 at 2:00 p.m. local time, and at any postponements or adjournments thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF PROPERLY EXECUTED AND NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF THE ELECTION OF ALL LISTED NOMINEES TO THE BOARD OF DIRECTORS AND FOR EACH OF THE OTHER ITEMS SET FORTH ON THE PROXY.

1. Election of Directors:
     ______   For all nominees listed below (except for those
names marked with an "X" through them)
    ______	Withhold authority to vote for all nominees listed below

   Joseph Cala	Gabriele D'Avanzante   Michael Chiavetta   Larry Pfaucther

2. Proposal to ratify the appointment of George C. Brenner as auditors for the ensuing year.

	______ FOR    _______   AGAINST		_______ ABSTAIN

3. Proposal to approve an increase in the number of outstanding shares of common stock from 200 million to 300 million.

	______ FOR    _______   AGAINST		_______ ABSTAIN

4. To transact such other business as properly may be brought before the meeting or any adjournment or postponement thereof.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders, dated May 5, 2006, and the Proxy Statement furnished therewith.

			Dated: ___________________

			___________________________
			Signature
			____________________________
		        Signature if held jointly

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. Executors, administrators, trustees and other fiduciaries, and persons signing on behalf of corporations or partnerships, should so indicate when signing.


TO SAVE THE COMPANY ADDITIONAL VOTE SOLICITATION EXPENSE, PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY, USING THE ENCLOSED ENVELOPE.

____ ANNUAL MEETING. Please check here to indicate that you plan to attend the Annual Meeting of Shareholders on July 31, 2006.






                                 George Brenner, CPA
                               A Professional Corporation
                           10680 W. PICO BOULEVARD, SUITE 260
                              LOS ANGELES, CALIFORNIA 90064
                               310/2026445  Fax 310/2026494

                 REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Board of Directors
Cala Corporation
Titusville, FL

I have audited the accompanying balance sheet of Cala Corporation as of December 31, 2005, and the related statements of operations, shareholders deficit and cash flows for the years ended December 31, 2005 and 2004. These financial statements are the responsibility of the Companys management. My responsibility is to express an opinion on these financial statements based on my audits.

I conducted my audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.
I believe that my audits provide a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cala Corporation as of December 31, 2005, and the results of its operations and its cash flows for the years ended December 31, 2005 and 2004, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 8 to the financial statements, the Companys recurring losses, negative cash flow from operations and net working capital deficiency raise substantial doubt about its ability to continue as a going concern. The December 31, 2005 and 2004 financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/  George Brenner, CPA
George Brenner, CPA
Los Angeles, California
May 22, 2006

                                   CALA CORPORATON
                                     BALANCE SHEET
                                   DECEMBER 31, 2005


ASSETS
Current assets
         Cash                                              $   62,046
                                                               ------
             Total current assets                              62,046
                                                               ------

Fixed assets
       Building net of depreciation of  1,603                 748,397
       Vehicle net of depreciation  of  5,487                  39,820
                                                              -------
             Total fixed assets                               788,217
                                                              -------

Other assets
      Deposits                                                  5,260
                                                                -----
            Total assets                                   $  855,523
                                                              =======

LIABILITIES AND SHAREHOLDERS EQUITY
Current liabilities
        Current portion long term debt                $        12,705
         Accounts payable	                               11,412
         Stock redemption payable                               2,000
         Accrued salaries officer stockholder                  98,150
                                                               -------
		Total current liabilities             	      124,267

Long term liabilities
         Mortgage on building                                 600,000
          Less: current portion long term debt                (12,705)
                                                              --------
                Total long term liabilities                   587,295
                                                              ========
                      Total liabilities               $       711,562
                                                              =======

Shareholders equity
    Common stock,
    $0.005 par value; 200,000,000 shares authorized
    190,214,529 shares issued and outstanding                 951,072
             Paid in capital	                           10,225,562
             Accumulated deficit	                  (10,982,557)
             Stock subscription receivable                    (50,000)
             Treasuary stock  23,200 shares                 (     116)
                                                           -----------
	               Total shareholders equity              143,961
                                                              =======

	Total liabilities and shareholders equity         $   855,523
                                                              =======


                          See accompanying notes to financial statements





                                        CALA CORPORATON
                                    STATEMENTS OF OPERATIONS
                          FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

  	                                                            2005     2004
Net sales         	                                         $   0      $  0
                                                                  -----     -----

  Gross profit                                                       0         0
                                                                  -----     -----

General and administrative expense                             785,513	 (344,272)
Depreciation                                                     7,090
Interest expense                 	                         6,259     (2,125)
                                                                ------   ---------
Operating expense	                                       798,862	 (346,397)
                                                               -------    -------

Other income                                                        0      10,004
                                                                  ---      -------

      Net loss from operations                               (798,862)   (336,393)

Provision for Income Taxes	                                    0           0
                                                              -------     --------

     Net loss                  	                           $ (798,862)   $(336,393)
                                                             ========      =======

Net loss per share                                          $( 0.0042)   $( 0.0043)
                                                              -------      --------

Weighted average number of shares outstanding             188,646,178    77,579,000
                                                          ===========    ==========



                          See accompanying notes to financial statements








CALA CORPORATON
                               STATEMENT OF STOCKHOLDERS EQUITY
                        FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004


			Common   Stock     Additional                                             Total
                        Number   $0.005    PaidIn     Accumulated   Stock           Treasury     Shareholders
			Shares   Amount    Capital      Deficit    Subscription  Shares   Stock   Deficit
Balance,
 December 31, 2003    46,868,637 $234,343 $8,947,298 (9,847,302)      --           --      --      (665,661)

Shares issued for cash
at $0.01  per share    3,290,000  16,450      17,540	      --      --           --      --        33,990

Shares issued for
loan payable at
 $0.01 per share       2,500,000  12,500      12,500	      --      --           --      --         25,000

Shares issued to reduce
 accounts payable at
 $ 0.01 per share      8,502,000  42,510      42,510	      --      --           --      --         85,020

Shares issued to reduce
loan payable  officer
at $0.01 per share     1,392,800   6,964       6,964	      --      --           --      --         13,928

Shares issued to reduce
accrued salary officer
at $0.01 per share    51,546,000 257,730     257,730	      --      --           --      --        515,460

Shares issued for
services at $0.014
per share	      11,587,000  57,935     105,645	      --      --           --      --        163,580

Shares issued to reduce
accrued salaries at
$0.01 per share        4,400,000  22,000      22,000	      --      --           --      --         44,000

Shares cancelled at
$0.005 per share        (236,441) (1,182)      1,182          --      --           --      --             --

Shares repurchased
for treasury	             --      --          --           --      --      1,136,800)  (16,000)    (16,000)
Net Loss	             --      --          --      (336,393     --             --        --    (336,393)
                     -----------   -------    -----      ---------    ---------  ------   -------     --------
Balance 12/31/04    129,849,996    649,250 9,413,369  (10,183,695)    --     (1,136,800) $(16,000)   (137,076)


                                               CALA CORPORATION
                                     STATEMENT OF STOCKHOLDERS EQUITY
                            FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004
                                                (continued)


                      Common  Stock   Additional                       	                      Total
                      Number  0.005    Paid-In   Accumulated      Stock         Treasury      Shareholders
             	      Shares  Amount   Capital	  Deficit     Subscription  Shares    Stock   Deficit
Shares issued
for cash at
$0.026 per share   22,258,333 111,292  470,282      --              --        --        --    581,574

Shares issued
for notes at
$0.03 per share     3,400,000  17,000   85,000      --              --        --        --    102,000

Shares issued for
officers salary
at $0.013
per share          16,200,000  81,000 123,500       --              --        --        --    204,500

Shares issued for
services  at
$0.026 per
share               8,933,000  44,665 190,665       --              --        --        --     235,330

Shares issued for
loan repayment
at $0.005 per
share              10,000,000  50,000 (50,000)      --              --        --        --           0

Shares cancelled
at $0.021 per
share                (450,000) (2,250) (7,250)      --              --        --        --       (9,500)

Shares repurchased
for treasury  at
$0.005 per share       23,200     116      --       --              --    (23,200)    (116)           0

Stock subscription         --      --      --       --         (50,000)        --       --       (50,000)

Shares cancelled
from treasury              --      --      --       --              --  1,136,800   16,000        16,000

Net Loss	           --      --      --  (798,862)            --	       --       --      (798,862)
                   ----------- -------  -----    ---------    ---------    ------  -------   ------------
Balance
12/31/05          190,214,529  951,072 10,225,562(10,982,557)   (50,000)  (23,200)   $(116)     $143,961
                  =========    =======  =======   ==========     ======    ======    =====        ======



             See accompanying notes to financial statements




                                          CALA CORPORATON
                                    STATEMENTS OF CASH FLOWS
                         FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004


				                                    2005           2004
Cash flows from operating activities:
 Net (loss)					     	         $(789,862)     $(336,393)
   Adjustments to reconcile net loss to net cash
   provided by (used in) operating activities:
      Depreciation                                                   7,090            --
      Stock for services                                           235,330       163,580
      Stock for officers salary                                    204,500            --
   Increase (decrease) in liabilities:
      Brokerage account                                                 --           580
      Other assets                                                      --        (1,260)
      Accounts payable and accrued expense                         (72,827)           --
      Accrued salary officer    				    95,500        41,860
      Deposits                                                      (4,000)           --
                                                                     -----        ------
      Net cash used in operating activities                       (324,269)	(131,633)
                                                                   -------       -------

Cash flows from investing activities:
     Building                                                     (750,000)           --
     Vehicle                                                       (45,307)           --
                                                                   -------          ----
     Net cash used by investing activity                          (795,307)           --
                                                                   -------          ----

Cash flows from financing activities
   Mortgage building                                               600,000            --
   Loan proceeds                                                        --       125,000
   Loan payable 		                                        --       (25,000)
   Loan payable officer		            			        --	  13,350
   Repurchase of common stock					      (116)      (16,000)
   Shares issued for cash                                          581,574        33,990
                                                                   -------        ------
     Net cash provided by financing activities                   1,181,458       131,340
                                                                 ---------       -------

Increase (decrease) in cash				            61,882          (293)

Cash  beginning of year                                                164           457
                                                                       ---           ---
Cash  end of year					           $62,046         $ 164
                                                                    ======          ====
Supplemental schedule of cash flow information:
Interest paid					          	     $ --	   $  --
                                                                      ===           ====
Income taxes paid                                                    $ --          $  --
                                                                      ===           ====
Supplemental schedule of non monetary transactions
Shares issued for service - 8.933,000 and
11,587,000 shares at 0.0012 and at$0.01
per share respectively                                           $ 235,330      $163,580
                                                                   -------       -------
Shares issued to reduce accured salary
4,400,000 sharesat $0.01 per share                                $     --       $44,000
                                                                   -------       -------
Shares issued for notes -
3,400,000 shares at 0.03 per share and
2,500,000 shares at $0.001  respectively                          $ 102,000     $ 25,000
                                                                   --------      -------
Shares issued for officers salary
6,200,000 share at 0.0126 per share                                $204,500           --
                                                                    -------      -------
Shares issued for loan repayment
10,000,000 shares at $0.005 per share                              $ 50,000     $     --
                                                                    -------      -------
Shares issued for accounts payable
8,502,000 shares at $ 0.01 per share                                     --     $ 85,202
                                                                   --------      --------
Shares issued to reduce accrued officers
salary 51,546,000 shares at $0.0  per share                              --     $515,460
                                                                   --------      -------
Shares issued to reduce loan payable officer
1,392,000 shares at $0.01 per share                                      --     $ 13,298
                                                                   --------      -------


                       See accompanying notes to financial statements







                                     CALA CORPORATON
                             NOTES TO FINANCIAL STATEMENTS
                FOR THE YEARS ENDED DECEMBER 31, 2005, AND 2004


NOTE 1: DESCRIPTION OF BUSINESS

Cala Corporation (formerly Magnolia Foods, Inc.) was incorporated on June 13, 1985 under the laws of the State of Oklahoma. The
Companys sole industry segment was the business of owning, operating, licensing and joint venturing restaurants. The
Company is in the development stage of building an underwater resort and casino.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A. Basis the Company uses the accrual method of accounting.

B. Cash and cash equivalents The Company considers all short term, highly liquid investments that are readily convertible within three months to known amounts as cash equivalents. Currently, it has no cash equivalents.

C. Loss per share Net loss per share is provided in accordance with Statement of Financial Accounting
Standards No. 128 Earnings Per Share Basic loss per share reflects the amount of losses for the period available to each share of common stock outstanding during the reporting period, while giving effect to all dilutive potential common shares that were outstanding during the period, such as stock options and convertible securities. As of December 31, 2005 and 2004, the Company had no issuable shares qualified as dilutive.
Had there been dilutive securities they would be excluded from the loss per share calculation because their inclusion would be antidilutive.

D.Estimates The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statement and accompanying notes. Actual results could differ from those estimates.

E. Policy in Regards to Issuance of Common Stock in a NonCash Transaction:The companys accounting policy for issuing shares in a noncash transaction is to issue the equivalent amount of stock equal to the fair market value of the assets or services received.

F.Shares Returned to Treasury

In 2004, 236,441 shares were repurchased to treasury and recorded as unissued. In addition, 1,136,800 shares were purchased for $16,000 for the treasury. In 2005 23,200 shares were purchased for treasury at the cost of $ 116.



                                CALA CORPORATION
                           NOTES TO FINANCIAL STATEMENTS
                FOR THE YEARS ENDED DECEMBER 31, 2005, AND 2004


NOTE 3: RECENT ACCOUNTING PRONOUNCEMENTS

In December 2002, Statement of Accounting Standards (SFAS)
No. 148, Accounting for StockBased Compensation Transition and Disclosure, was issued by the Financial Accounting S tandards Board (FASB). This Statement amends SFAS No. 123, Accounting for StockBased Compensation, to provide alternative methods of transition for an entity that voluntarily changes to the fair value based method of accounting for stockbased employee compensation. In addition, this Statement amends the disclosure requirements of SFAS No. 123 and Accounting Principles Board Opinion No. 28, Interim Financial Reporting, to require prominent disclosures in both annual and interim financial statements about the method of accounting for stockbased employee compensation and the effect of the method used on reported results. SFAS No. 148 is effective for fiscal years ending after December 15, 2002 and for interim periods beginning after December 15, 2002.

In May 2004, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity. SFAS No. 150 requires that certain financial instruments with characteristics of both liabilities and equity be classified as a liability.
In November 2004, the FASB deferred application of certain provisions of SFAS No. 150 through FASB Staff Position (FSP) No. 1503, which eliminates the disclosure requirements for certain mandatory redeemable instruments and prohibits early adoption of instruments within the scope of the deferrals established by FSP No. 1503. As a result of FSP No. 1503, the Company does not expect the adoption of this Statement will have a material impact on the Companys financial position, results of operations or cash flows.


NOTE 4: RELATED PARTY TRANSACTIONS

In 2005, the officer of the Company was issued
7,000,000 shares to reduced accrued salary of $ 112,500.
In 2004 , the same officer was issued 51,546,000 shares in lieu of $515,460 of accrued salary and 7,305,000 shares for $87,500 of salary. Also in 2004 the officer also received 1,392,800 shares to reduce the other payable officer by $13,928.

Common stocks were issued to the officer in exchange for services. The stocks issued were recorded using the fair market value of the services provided. The officer is also reimbursed for expenses paid on behalf of the Company as needed. Also, see Note 2, Item F.





                                       CALA CORPORATON
                              NOTES TO FINANCIAL STATEMENTS
                    FOR THE YEARS ENDED DECEMBER 31, 2005, AND 2004

NOTE 5: CHANGES IN SHAREHOLDERS EQUITY

During the year the Company issued 60,364,533 shares (net of cancellations of 450,000 shares) of stock increasing the capital stock by $ 301,822 and the paid in capital by $ 1,082,193.

NOTE 6: LOAN PAYABLE

A $100,000 promissory note was executed with an interest at
8.5 percent per annum payable beginning October 1, 2004 in installments, interest only, of $708.33 per month. The holder of the loan can at any time after September 15, 2004 accept shares of stockin lieu of cash for the payment of principal. On May 17, 2005 the note was exchanged for 3,400,000 common shares in the Company.

NOTE 7: INCOME TAXES

Deferred income taxes are provided for the tax effect of transactions reported in the financial statements in a period different from which they are reported for income tax purposes.
Compensation for the officers salary is deductible for tax purposes only when paid.

The Company had a substantial net operating loss carryforward
(NOL) and because if its losses has been unable to use it. Carry forward losses incurred prior to August 6, 1997 can be carried forward 15 years; losses after that date can be carried forward 20 years.The Company was incorporated in 1985 consequently the NOL carry forward period may be expiring.

Because of the uncertainty of the Companys future profitability, and because any net operating losses applied against future profits are uncertain, no tax benefits are recorded in these financial statements.

NOTE 8: GOING CONCERN

The Companys financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has a deficit of approximately $10,983,000 and has not established revenues sufficient to cover its operating costs. This uncertainty raises substantial doubt about the Companys ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on additional sources of capital and the success of the Companys plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.




                                      CALA CORPORATION
                                NOTES TO FINANCIAL STATEMENTS
                    FOR THE YEARS ENDED DECEMBER 31, 2005, AND 2004

NOTE 9:CONTINGENCIES

On July 6, 2004, the Company subleased 470 square feet of executive office space with in Austin, Texas. Payments are effective in October 2004 through July 31, 2007. Monthly paymenta are $630 per month through July 31, 2005, $660 for August 2005 through July 2006, and $690 from August 2006 through July 2007. The lessor terminated the lease effective April 30, 2005 without penalties to the Company.

On December 1, 2005 the Registrant purchased a building for an aggregate amount of $ 750,000 of which the Registrant paid $ 150,000 plus closing cost and a mortgage note of $ 600,000. The bears an interest rate of eight 8 percent with 240 monthly principal and interest payments of $ 5,020.24 stating on January 16,2006. The note contains a prepayment penalty of $ 50,000 if the note is paid prior to December 16, 2007.

Minimum future mortrgage obligations for the five years immediately following the balance sheet date are as follows:

2006	                                 $12,705
2007	                                  13,729
2008		                          14,768
2009		                          16,127
2010		                          17,465
2011 thur2025                            525,176

Total future mortgage commitments       $600,000



The Company has obtained a judgment of approximately $2,700,000 in connection with a failed merger. Because of the uncertainty of collection, no amount of the judgment is included in the accompanying financial statements.

NOTE 10:SUBSEQUENT EVENT

On January 9, 2006 the Company entered a lease on space of 4,500 square feet for a restaurant. The duration of the lease is 10 years with a renewable option for 5 years. The monthly rent on the space is $ 5,950 plus taxes and common area charges. Monthly rental may be adjusted on an annual basis.




CONSENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM


Board of Directors
Cala Corporation

I consent to the incorporation by reference of my independent auditors report dated May 23, 2005 on the balance sheet as of December 31, 2005, and the related statements of operations, changes in stockholders (deficit) and cash flows the years ended December 31, 2005 and 2004.

/s/ George Brenner, CPA
George Brenner, CPA
Los Angeles, California
May 23, 2006